SETTLEMENT AGREEMENT

January 6, 2006

Set forth below are the terms under which Fortune Oil & Gas, Inc. (“FOGI”), Fortune Ship Management, Ltd. and Indo Pacific Resources (JAVA) Ltd. (“IPR”) (collectively, “Fortune”), National Oil Well Maintenance Company (“NOWMCO”) and Enterprise Trading Limited (“Enterprise”) agree to settle. All dollar amounts set forth herein are in US dollars, unless otherwise indicated.

(1) Within five (5) business days after any settlement is placed on the record in the SDNY, FOGI and IPR will issue to Enterprise a promissory note in the principal amount of $2.86 million (the “Note”), payable as set forth below.

(2) Interest on the Note shall accrue at a rate of 6 month LIBOR +1% per annum commencing on the date of issuance of the Note and accruing until the date of full repayment of all principal and interest.

(3) Repayment of principal, together with interest thereon would be made as follows:

a.	During the first year after issuance of the Note: no interest or principal payments.

b.
Beginning on the first anniversary of issuance of the Note and continuing thereafter during the second and third years after issuance of the Note: interest will only be paid on a quarterly basis in arrears.

c.	On the second anniversary of issuance of the Note: 50% of the principal and unpaid and accrued interest will be due and payable.

d.	On the third anniversary of issuance of the Note: the balance of principal and unpaid and accrued interest will be due and payable.

e.
If any payment required under (b), (c) or (d) above is not made when due, after notice by facsimile to the attention of David Nunn at (604) 531-0387 and a 15 day cure period, then 50% of all gross lifting proceeds allocated to Fortune (or their affiliates) under that certain Production Sharing Contract, dated February 12, 1981, as amended (the “PSC interest”) shall automatically be paid directly to Enterprise until all amounts due and owing under the Note are paid in full.

f.
Notwithstanding anything herein contained to the contrary, if any payment required hereunder is not made when due (subject to (e) above), after notice by facsimile to the attention of David Nunn at (604) 531-0387 and a 15 day cure period, there shall be a default under the Note and all amounts shall become immediately due under the Note, upon demand by Enterprise, which default will not be excused based on a failure by Enterprise to immediately issue such a demand or by a delay by Enterprise in making such a demand, or by the acceptance on the part of Enterprise of a partial payment made after the occurrence of a default.

g.
Fortune shall have the right to make prepayments of principal and/or interest under the Note in whole or in part; provided that any partial payment shall be made in increments of not less than $250,000.

h.
Fortune will have no right of offset or set off, counterclaim or recoupment against any amount owned or accrued by under the Note, except for material breach of this Settlement Agreement by Enterprise.

(4) Fortune will provide the following payments security:

(a)	Fortune shall be restricted from transferring the PSC interest, other than under the dilution clause in its agreement with CRC;

(b)
Within 30 days of this settlement being placed on the record in the SDNY, or such additional time as reasonable required by the parties, Fortune shall cause 100% of issued and outstanding capital stock of IPR (the “Stock”) and any income due to Fortune or its affiliates under the PSC Interest (the “Income”) to be transferred to a Barbados trust company (the “Trust Company”), the identity of which shall be agreed upon by the parties acting reasonably. Fortune shall not (1) change, or otherwise permit to be changed, the ownership of IPR; or (ii) cancel, encumber or otherwise transfer the certificate representing the Stock, for as long as any amount remains unpaid under the Note. The parties will cause an agreement to be reached with the Trust Company subject to commercially reasonable and customary terms, but which shall include the following irrevocable directions:

(i) Trust Company will be instructed to pay 100% of the Income to IPR unless and until it receives notice of an uncured default under the payment terms of the Note described in paragraphs 3 (b), (c) or (d) above;

(ii) Upon such notice of default by Fortune under the terms of the Note, Trust Company shall pay 50% of the Income to Enterprise and 50% of the Income to IPR until the Note is fully repaid;

(iii) In the event of any uncured default by Fortune other than for a payment default under paragraphs 3(b), (c) and (d) of this Settlement Agreement, Enterprise shall be entitled to enforce its rights under the Note against the Stock and/or Income;

(iv) Enterprise will have the right to reasonably audit the books and records of Fortune (and Fortune will not oppose an audit of the books and records of the Trust Company), on 15 days notice relating to the Income up to four times each calendar year after the date of this Settlement Agreement; and

(v) Upon full payment of all amounts due under the Note, the Stock and Income shall be returned to FOGI or its designee; and

(c)	Enterprise and Fortune shall each have the right to provide notice of the transfer described herein of the Income to any person or entity which has control over the Income.

(5) NOWMCO is obligated to offer and, if such offer is accepted by the party authorized to engage such services, provide up to an aggregate amount of SEVEN MMILLION DOLLARS ($7 Million) of the remediation services, as selected by Fortune, and to be performed in Indonesia, Thailand and/or any locations where NOWMCO currently performs remediation services, at a discount of 20% off of NOWMCO’s then retail price lists for such services (the “Discounted Remediation Services”) without any time limitation, subject to the following:

(a)
The Discounted Remediation Services shall not be assignable and shall be performed only for Fortune; the performance of such services shall be made by NOWMCO or a subcontractor approved in advance by Fortune, such approval not to be unreasonably withheld, but not by any other party;

(b)	The Discounted Remediation Services shall not be redeemable for cash or any other asset;

(c)	NOWMCO cannot be held liable for breach of this Settlement Agreement in the event that the party authorized to accept NOWMCO’s bid for services does not accept such bid on any specific project;

(d)
Fortune and its affiliates will hold NOWMCO harmless from any claims arising out of the Discounted Remediation Services in accordance with the terms for indemnification under each applicable definitive remediation services agreement and, regardless of such terms, such indemnification shall apply in all cases other than those where NOWMCO is found to have acted in a grossly negligent manner or engaged in willful misconduct;

(e)
In connection with Fortune exercising its right to request Discounted Remediation Services, Fortune and NOWMCO will act in good faith to enter into a definitive remediation services agreement with respect to each such requested Discount Remediation Services (where such services have been accepted) on terms which are customary in the industry and this obligation is intended by the parties to be enforceable under law. However, no obligation for any specific project will be incurred by NOWMCO, nor will NOWMCO be required to incur any costs or expenses, until a definitive remediation agreement is entered into; and

(f)	Enterprise has no obligation, express or implied, whatsoever with respect to the Discounted Remediation Services.

(6) The parties agree to resolve any disputes arising in connection with this settlement by instituting an arbitration under the then-prevailing commercial rules of the London Court of Arbitration which the parties agree shall be the designating authority, utilizing a single arbitrator chosen through a “rank and strike” method within 14 days of the matter being submitted to the designating authority. Any arbitration brought shall be determined without live testimony on the simultaneous submission of briefs and documentary evidence within 14 days of the designation of an arbitrator and any determination shall binding on the parties without the right of appeal. In the event that any party requires judicial intervention on any issue relating to such arbitration, including with respect to request for injunctive relief, the parties agree to non-exclusive jurisdiction and venue of such judicial intervention in any court with subject matter jurisdiction in New York County.

(7) The parties shall exchange mutual general Blumberg form releases of all claims, known or unknown, from the beginning of the world to the date of this Settlement Agreement, between or among them, their agents, affiliates, officers, directors and assigns, save and except for rights associated with the performance of the Settlement Agreement, including the Note and Discount Remediation Services. If placed on the record at SDNY, formal exchange of these releases shall not be required and releases in accordance with this paragraph will be effective as of the moment this Settlement Agreement is read or incorporated into the record.

(8) The terms of this Settlement Agreement do not constitute an admission of any facts, claims, rights or defenses in dispute in the litigation. The Settlement Agreement shall be governed by New York law, without regard to principles of conflicts of law.

(9) Upon execution and delivery, or the placing on the record in the SDNY of the Settlement Agreement, the case pending in the SDNY will be dismissed with prejudice, with respect to all parties and all claims, including those as to which summary judgment has been granted for plaintiffs. The parties shall take all steps as may be necessary to effectuate such dismissal. The effectiveness of the Settlement Agreement, and the performance under the Note and the Discounted Remediation Services, would be conditioned upon the Court’s dismissal of the case as set forth above.

(10) Enterprise represents that it (and its affiliates and principals) are no longer doing business with NOWMCO (and its affiliates), and that NOWMCO is receiving no portion of the payments under the Note.

(11) The attorneys for the parties represent that they have authority from their respective clients to enter into this Settlement Agreement as set forth herein.